Exhibit 5.0 and 23.1

NORMAN T. REYNOLDS LAW FIRM
______ NORMAN T. REYNOLDS nreynolds@ntrlawfirm.com Delivery Address: 3262 Westheimer Road Suite 234 Houston, Texas 77098	P.O. BOX 131326 HOUSTON, TEXAS 77219-1326 (713) 503-9411 TELECOPIER (713) 456-2509

May 29, 2012

Daniels Corporate Advisory Company, Inc.

Parker Towers

104-60, Queens Boulevard, 12th Floor

Forest Hills, New York 11375

Gentlemen:

You have requested our opinion, as counsel for Daniels Corporate Advisory Company, Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to an offering of 4,809,971 shares of common stock to be issued to the stockholders of INfe Human Resources, Inc., a Nevada corporation pursuant to a spin-off of the shares of the Company held by INfe Human Resources, and the resale of 100,000 shares of the common stock by a selling stockholder.

We have examined such records and documents and made such examination of laws as we have deemed relevant in connection with this opinion.  It is our opinion that the shares of common stock to be issued pursuant to the Spin-Off, when issued, will have been duly authorized and legally issued, fully paid and non-assessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Nevada (based solely upon our review of a standard compilation thereof); and (b) the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/

NORMAN T. REYNOLDS LAW FIRM